Exhibit 99.1

Lifeloc Reports Second Quarter 2021 Results

WHEAT RIDGE, Colo., August 6, 2021 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the second quarter ended June 30, 2021.

Second Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $1.730 million resulting in a quarterly net loss of $(110) thousand, or $(0.04) per diluted share. These results compare to net revenue of $1.320 million and quarterly net loss of $(350) thousand, or $(0.14) per diluted share in the second quarter of 2020. Revenue for the quarter increased 31% versus the second quarter last year, as demand recovers from the impact of the COVID-19 global pandemic and the government ordered shutdowns. Net revenue of $3.539 million and a net profit of $294 thousand, or $0.12 per diluted share, compare to net revenue of $3.338 million and a net loss of $(515) thousand, or $(0.21) per diluted share, for the same six months of 2020. The income for the first six months of 2021 includes the benefit from the forgiveness of the first round SBA Paycheck Protection Program (PPP) loan of $465 thousand.

As previously reported, Lifeloc qualified for and received a second PPP loan of $471 thousand in Q1 of 2021. These loans are completely forgivable by the SBA if the proceeds are spent in accordance with the program rules. As with the prior PPP loan, Lifeloc intends to comply with all requirements and plans to apply for forgiveness of this second loan in the third quarter of 2021. The PPP program was successful in mitigating the negative effect of the significant demand suppression on cash flow from the pandemic while allowing Lifeloc to carefully reduce structural costs and retain critical personnel, with no compromise to our product development efforts.

Demand is growing for our new platform LX9 and LT7 devices. The features and performance of the new L-series products have driven penetration by meeting previously unaddressable market needs, such as wider temperature ranges and fast customization that incorporates local languages. We expect that most L-series sales will be incremental to FC-series devices rather than displacing FC sales. The L-series devices are meeting the requirements of the most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors.

We continue to invest in the significant growth opportunities of alcohol monitoring and drug detection. The monitoring opportunity will be addressed primarily through the redesigned Real-Time Alcohol Detection and Reporting (R.A.D.A.R.®) device. Manufacture of the second generation R.A.D.A.R. 200 prototype devices began in late 2020. Testing of these redesigned R.A.D.A.R. devices and integration with the monitoring system has been extensive and has required additional modification before final release. The design has now been finalized with several devices currently in field testing by key customers and sales release planned this year. Several upgrades have been made to the reporting system including migration to the cloud for higher reliability and an entirely new enrollment app to automate that process.

Our most important goal remains the convergence of the market’s need for rapid detection of drugs of abuse with Lifeloc’s capabilities. Additional personnel and new equipment resources have been committed to finalizing the development of the SpinDx™ technology platform and the rapid, quantitative marijuana breathalyzer built on that platform. We have improved the detection sensitivity for delta-9-THC as well as the robustness of the device. Work continues to develop this system into a device that can be used for roadside testing, as well as other contexts requiring fast response.

“We saw a good uptick in sales this quarter versus last year, although we would still hope to see sales recover more as our customers’ budgets open to replace aging equipment,” commented Dr. Wayne Willkomm, President and CEO. “But our real growth driver is the strong pipeline of recent and upcoming product releases. The L-series platform, a premium product already finding broad acceptance, is providing expanded features requested by various international law enforcement agencies. Together with the imminent release of the redesigned R.A.D.A.R. 200 devices, this should develop a healthy recurring revenue stream to fund growth. The next big milestone for Lifeloc will be completing the commercialization of the SpinDx platform – a major effort that will be prioritized over short-term profitability.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc’s stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

 LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets

ASSETS
	June 30,
	2021	December 31,
CURRENT ASSETS:	(Unaudited)	2020
Cash	$2,390,591	$2,195,070
Accounts receivable, net	499,050	523,603
Inventories, net	2,495,960	2,498,126
Income taxes receivable	275,163	220,657
Prepaid expenses and other	90,766	77,962
Total current assets	5,751,530	5,515,418

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	958,785	958,785
Training courses	432,375	432,375
Office equipment, software and space modifications	216,618	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	249,279	190,818
Less accumulated depreciation	(2,405,026)	(2,277,839)
Total property and equipment, net	2,494,562	2,563,288

OTHER ASSETS:
Patents, net	138,774	144,702
Deposits and other	163,832	164,798
Deferred taxes	137,494	148,142
Total other assets	440,100	457,642

Total assets	$8,686,192	$8,536,348

LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES:

Accounts payable	$232,015	$333,851
Term loan payable, current portion	47,910	46,936
Paycheck Protection loan payable	471,347	465,097
Customer deposits	163,425	155,295
Accrued expenses	212,164	266,266
Deferred revenue, current portion	41,998	41,053
Reserve for warranty expense	46,500	46,500
Total current liabilities	1,215,359	1,354,998

TERM LOAN PAYABLE, net of current portion and debt issuance costs	1,253,113	1,277,531

DEFERRED REVENUE, net of current portion	6,162	3,177
Total liabilities	2,474,634	2,635,706

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares authorized, 2,454,116 shares outstanding	4,650,812	4,633,655
Retained earnings	1,560,746	1,266,987
Total stockholders' equity	6,211,558	5,900,642

Total liabilities and stockholders' equity	$8,686,192	$8,536,348

LIFELOC TECHNOLOGIES, INC.

 Condensed Statements of Income (Unaudited)

	Three Months Ended June 30,
	2021	2020
REVENUES:
Product sales	$1,674,045	$1,265,698
Royalties	33,652	32,851
Rental income	21,939	21,489
Total	1,729,636	1,320,038

COST OF SALES	1,124,218	991,969

GROSS PROFIT	605,418	328,069

OPERATING EXPENSES:
Research and development	266,633	182,485
Sales and marketing	214,124	274,780
General and administrative	256,908	324,041
Total	737,665	781,306

OPERATING INCOME (LOSS)	(132,247)	(453,237)

OTHER INCOME (EXPENSE):
Interest income	813	3,242
Interest expense	(13,544)	(14,016)
Total	(12,731)	(10,774)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(144,978)	(464,011)

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	35,266	114,419

NET INCOME (LOSS)	$(109,712)	$(349,592)

NET INCOME (LOSS) PER SHARE, BASIC	$(0.04)	$(0.14)

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.04)	$(0.14)

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,476,222

 LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Six Months Ended June 30,
REVENUES:	2021	2020
Product sales	$3,449,492	$3,203,564
Royalties	46,216	92,132
Rental income	43,471	42,678
Total	3,539,179	3,338,374

COST OF SALES	2,109,884	2,232,229

GROSS PROFIT	1,429,295	1,106,145

OPERATING EXPENSES:
Research and development	573,845	479,382
Sales and marketing	444,602	601,344
General and administrative	607,028	680,928
Total	1,625,475	1,761,654

OPERATING INCOME (LOSS)	(196,180)	(655,509)

OTHER INCOME (EXPENSE):
Forgiveness of Paycheck Protection loan	465,097	—
Interest income	1,312	10,418
Interest expense	(27,061)	(28,147)
Total	439,348	(17,729)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	243,168	(673,238)

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	50,591	158,340

NET INCOME (LOSS)	$293,759	$(514,898)

NET INCOME (LOSS) PER SHARE, BASIC	$0.12	$(0.21)

NET INCOME (LOSS) PER SHARE, DILUTED	$0.12	$(0.21)

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,454,116

 Lifeloc Technologies, Inc.

 Statements of Stockholders' Equity (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total stockholders' equity, beginning balances	$6,321,270	$6,659,026	$5,900,642	$6,792,221

Common stock (no shares issued during periods):
Beginning balances	4,650,812	4,635,415	4,633,655	4,603,304
Stock based compensation expense related
to stock options	—	312	17,157	32,423
Ending balances	4,650,812	4,635,727	4,650,812	4,635,727

Retained earnings:
Beginning balances	1,670,458	2,023,611	1,266,987	2,188,917
Net income (loss)	(109,712)	(349,592)	293,759	(514,898)
Ending balances	1,560,746	1,674,019	1,560,746	1,674,019
Net income (loss)	(109,712)	(349,592)	293,759	(514,898)
Stock based compensation expense related to stock options	—	312	17,157	32,423

Total stockholders' equity, ending balances	$6,211,558	$6,309,746	$6,211,558	$6,309,746

LIFELOC TECHNOLOGIES, INC.

 Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$293,759	$(514,898)
Adjustments to reconcile net income (loss) to net cash provided from (used in) operating activities-
Forgiveness of Paycheck Protection loan (round 1)	(465,097)
Depreciation and amortization	133,657	191,493
Provision for doubtful accounts, net change	(49,000)	5,000
Provision for inventory obsolescence, net change	(5,000)	42,265
Deferred taxes, net change	10,648	(11,516)
Stock based compensation expense related to stock options	17,157	32,423
Changes in operating assets and liabilities-
Accounts receivable	73,553	96,567
Inventories	7,166	(486,414)
Income taxes receivable	(54,506)	(146,807)
Prepaid expenses and other	(12,804)	(88,920)
Deposits and other	966	(58,823)
Accounts payable	(101,836)	96,684
Customer deposits	8,130	(47,951)
Accrued expenses	(54,102)	(79,974)
Deferred revenue	3,930	(4,365)
Net cash provided from (used in) operating activities	(193,379)	(975,236)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(58,461)	(9,088)
Patent filing expense	—	(18,772)
Net cash provided from (used in) investing activities	(58,461)	(27,860)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(23,986)	(22,899)
Proceeds from Paycheck Protection loan (round 2)	471,347	465,097
Net cash (used in) financing activities	447,361	442,198

NET INCREASE (DECREASE) IN CASH	195,521	(560,898)

CASH, BEGINNING OF PERIOD	2,195,070	3,185,996

CASH, END OF PERIOD	$2,390,591	$2,625,098

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$—	$27,605

Cash paid for (received from) income tax	$—	$20,063